Exhibit 24.3

POWER OF ATTORNEY

The undersigned hereby makes, constitutes and appoints each of Ryan Scott Replogle and Damon Patrick Crowe, or either of them acting singly, and with full power of substitution, re-substitution and delegation, the undersigned’s true and lawful attorney-in-fact with full power to act for the undersigned and in the undersigned’s name, place and stead, in the undersigned’s individual capacity and in any capacity in which the undersigned may be deemed to beneficially own securities of LanzaTech Global, Inc. (the “Company”), including by virtue of the undersigned’s ownership, control or other relationship with K ONE W ONE (NO 2) LIMITED and K ONE W ONE (NO 3) LIMITED, each a New Zealand company (collectively, the “K1W1 Entities”), to:

1.	Take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (“SEC”) utilizing the SEC’s Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system with full power to act for and legally bind the undersigned for purposes of Form ID, EDGAR account access and administration, and the SEC Filings described below, including (a) enrolling the undersigned in EDGAR Next and (b) preparing, executing and submitting Form ID, any amendments thereto and any related supporting documents, including the required authenticating document, and legally binding the undersigned for purposes of Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system;
2.	Prepare and execute any and all forms, schedules and other documents (including any amendments thereto) that the undersigned is required to file with the SEC, or that an authorized representative of the undersigned has approved for filing, in the undersigned’s capacity as a direct or indirect holder or beneficial owner of securities of the Company, including by virtue of the undersigned’s ownership, control or other relationship with the K1W1 Entities, under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended, or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933, as amended (“Rule 144”), including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144, all such forms, schedules and other documents being referred to herein as “SEC Filings”;
3.	Submit and file SEC Filings with the SEC utilizing the EDGAR system or cause them to be submitted and filed by a filing agent, law firm, delegated entity or other person authorized by the attorney-in-fact;

4.	File, submit or otherwise deliver SEC Filings to any securities exchange on which the Company’s securities may be listed or traded;
5.	To act as an account administrator for the undersigned’s EDGAR account, including to: (a) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (b) maintain the security of the undersigned’s EDGAR account, including modification of access codes; (c) maintain, modify and certify the accuracy of information on the undersigned’s EDGAR account dashboard; (d) act as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (e) take any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;
6.	Cause any filing agent, law firm or other person maintaining an EDGAR account to accept a delegation of filing authority from the undersigned and, pursuant to that delegation, authorize the delegated entity’s account administrators to designate, remove or replace that delegated entity’s own account users as delegated users authorized to make EDGAR submissions on behalf of the undersigned, in each case subject to Regulation S-T and the EDGAR Filer Manual. No delegated entity shall be authorized by this Power of Attorney to further delegate the undersigned’s authority or to administer the undersigned’s EDGAR account dashboard except to the extent expressly permitted by applicable SEC rules;
7.	Obtain, as the undersigned’s representative and on the undersigned’s behalf, information regarding transactions in the Company’s equity securities from any third party, including the Company and any brokers, dealers, custodians, nominees, trustees or other intermediaries, and the undersigned hereby authorizes any such third party to release any such information to the attorney-in-fact; and
8.	In connection with any SEC Filing, disclose, describe and report the undersigned’s direct or indirect beneficial ownership of securities of the Company, including securities held directly or indirectly by the K1W1 Entities, and execute any joint filing agreement, certification, exhibit, explanatory note or other ancillary document relating to any such SEC Filing, in each case on behalf of the undersigned.

The undersigned acknowledges that:

a.	This Power of Attorney authorizes, but does not require, the attorney-in-fact to act in his discretion on information provided to the attorney-in-fact without independent verification of such information;
b.	Any documents prepared or executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the attorney-in-fact, in his discretion, deems necessary or desirable;

c.	Neither the attorney-in-fact nor any filing agent acting at the direction of the attorney-in-fact assumes any liability for the undersigned’s responsibility to comply with the requirements of Section 13 or Section 16 of the Exchange Act or Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and
d.	This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under Section 13 or Section 16 of the Exchange Act or Rule 144, including the reporting requirements under Section 13 or Section 16 of the Exchange Act.

The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do, hereby ratifying and confirming all that the attorney-in-fact, or any substitute, re-substitute or delegee, shall lawfully do or cause to be done by authority of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 or 5, Schedules 13D or 13G, or Forms 144 with respect to the undersigned’s holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the attorney-in-fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of June 23, 2026.

/s/ Sir Stephen Robert Tindall

Date: June 23, 2026